ARTICLES OF MERGER OF
                                   JOTAN, INC.,
                         AN IDAHO CORPORATION, WITH AND INTO
                                   JOTAN, INC.,
                         A FLORIDA CORPORATION UNDER THE NAME OF
                                   JOTAN, INC.


     Pursuant to Section 607.1105 of the Florida Business
Corporation Act and
Section 30-1-74 of the Idaho Business Corporation Act, the undersigned corporations, Jotan, Inc., a Florida corporation ("Jotan"), and Jotan, Inc., an
Idaho corporation (the "Company"), adopt the following Articles of Merger for the purpose of merging the Company into Jotan:

PLAN AND AGREEMENT OF MERGER

     1. The Plan and Agreement of Merger setting forth the terms and conditions of the merger of the Company into Jotan is attached to these
Articles as Exhibit A and is incorporated herein by reference.

ADOPTION OF PLAN

     2. There are 5,679,411 shares of common stock, $.01 par value, of the
Company issued and outstanding that were entitled to vote on the Plan and
Agreement of Merger, 3,778,570 shares were voted in favor of the Plan and
Agreement of Merger, 5,800 shares were voted against the Plan and Agreement of
Merger and 1,895,041 shares did not vote on the Plan and Agreement of Merger at a meeting of the shareholders of the Company held on May 14, 1996. No class voting was required in connection with the Company's approval of the Plan and
Agreement of Merger.

     3. There are 4,750,000 number of shares of common stock, $.01 par value, of Jotan issued and outstanding that were entitled to vote on the Plan and
Agreement of Merger. 4,750,000 shares were voted in favor of the Plan and
Agreement of Merger, and no shares were voted against the Plan and Agreement of
Merger pursuant to a written consent of the sole shareholder of Jotan effective as of May 14, 1996. No class voting was required in connection with Jotan's approval of the Plan and Agreement of Merger.

EFFECTIVE DATE

     4. The Plan and Agreement of Merger shall be effective on the filing of these Articles with the Department of State of Florida and the Secretary of
State of Idaho.

FOREIGN LAW

     5. The laws of the State of Idaho, the jurisdiction of organization of the Company, and the laws of the State of Florida, the jurisdiction of organization of Jotan, each permit the merger contemplated by the Plan and
Agreement of Merger, and the laws of the State of Idaho, and the laws of the
State of Florida on fulfillment of all filing and reporting requirements set forth by their respective applicable laws, will have been complied with.


SERVICE OF PROCESS, APPOINTMENT OF IDAHO
SECRETARY OF STATE AS AGENT AND PAYMENT OF DISSENTERS' RIGHTS
     6.   Pursuant to Section 30-1-77 of the Idaho Business
Corporation Act,
Jotan, which is a Florida corporation and is the surviving corporation in the merger effected by these Articles, does hereby:

     (A) agree that it may be served with process in Idaho in any proceeding for the enforcement of any obligation of the Company and in any proceeding for the enforcement of the rights of a dissenting shareholder of the Company against Jotan as the surviving
          corporation; and

     (B) irrevocably appoint the Secretary of State of Idaho as its agent to accept process in any such preceding; and

     (C) agree that it will promptly pay to the dissenting shareholders of the
          Company, the amount, if any, to which they shall be entitled under the provisions of the Idaho Business Corporation Act with respect to the rights of dissenting shareholders.

     IN WITNESS WHEREOF, each of the undersigned corporations has caused these
Articles to be signed as of May 14, 1996.

                                   JOTAN, INC., an Idaho
Corporation

                                   By:      /s/ Shea Ralph
                                   Its:       President

Attest:

/s/ David Freedman
Secretary

                                   JOTAN, INC., a Florida
Corporation

                                   By:      /s/ Shea Ralph
                                   Its:           President

Attest:

/s/ David Freedman
Secretary

Exhibit A

                    PLAN AND AGREEMENT OF REORGANIZATION

                              By merger of
                    Jotan, Inc., an Idaho Corporation,
                              with and into
                    Jotan, Inc., a Florida Corporation
                              under the name of
                              Jotan, Inc.

     This is a Plan and Agreement of Merger (Agreement) between Jotan, Inc., an
Idaho corporation (the "Company"), and Jotan, Inc., a Florida corporation and the subsidiary of the Company ("Jotan" or the "Surviving
Corporation").

                    ARTICLE 1.  PLAN OF MERGER

                         PLAN ADOPTED

1.01.  A plan of merger of the Company and Jotan pursuant to
Section 607.1101
of the Florida Statutes, Sections 30-1-71 and 30-1-77 of the Idaho Statutes, and Section 368(a)(1)(A) of the Internal Revenue Code, is adopted as follows:

     (a) the Company shall be merged with and into Jotan, to exist and be governed by the laws of the State of Florida.

     (b) The name of the Surviving Corporation shall be "Jotan, Inc."

     (c) When this agreement shall become effective, the separate corporate existence of the Company shall cease, and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of the Company and shall be subject to all the debts and liabilities of the Company in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens on the property of each constituent corporation shall be preserved unimpaired.

     (d) The Surviving Corporation will carry on business with the assets of the Company, as well as with the assets of Jotan.

     (e) Upon the effective date of the merger, each issued and outstanding share of the Company's stock ("Company Common Stock") and all rights in respect thereof shall be converted into one fully paid and nonassessable share of the identical class and series of Jotan's stock ("Jotan Common Stock"), and on the basis set forth in Article 4 below.

     (f) The Articles of Incorporation of Jotan, as existing on the effective date of the merger, shall continue in full force as the Articles of
Incorporation of the Surviving Corporation until altered, amended, or repealed as provided in the Articles or as provided by law.


                         EFFECTIVE DATE

1.02. The effective date of the merger (the "Effective Date") shall be the date when the Articles of Merger are filed with the Department of State which shall be as soon as practicable following the approval of this Plan by the
Company's stockholders.


               ARTICLE 2.  REPRESENTATIONS AND WARRANTIES
                         OF CONSTITUENT CORPORATIONS
                              THE COMPANY

2.01. As a material inducement to the Surviving Corporation to execute this
Agreement and perform its obligations under this Agreement, the Company represents and warrants to the Surviving Corporation as follows:

     (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Idaho, with corporate power and authority to own property and carry on its business as it is now being conducted.

     (b)  The Company has an authorized capitalization of
$1,000,000.00
consisting of 10,000,000 shares of common stock, each of $.01 par value, of which 5,679,411 shares are validly issued and outstanding, fully paid, and nonassessable on the date of this Agreement.

     (c) The Company has furnished the Surviving Corporation with the audited balance sheet of the Company as of December 31, 1995, and the related audited statement of income for the twelve months then ended, and an interim unaudited balance sheet (the "Balance Sheet") as of December 31, 1995, (the "Balance
Sheet Date") and the related statement of income for the twelve-month period then ended. These financial statements (i) are in accordance with the books and records of the Company; (ii) fairly present the financial condition of the
Company as of those dates and the results of its operations as of and for the periods specified, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods; and (iii) contain and reflect, in accordance with generally accepted accounting principles consistently applied, reserves for all liabilities, losses, and costs in excess of expected receipts and all discounts and refunds for services and products already rendered or sold that are reasonably anticipated and based on events or circumstances in existence or likely to occur in the future with respect to any of the contracts or commitments of the
Company. Specifically, but not by way of limitation, the Balance Sheet discloses, in accordance with generally accepted accounting principles, all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) of the
Company at the Balance Sheet Date, and includes appropriate reserves for all taxes and other liabilities accrued or due at that date but not yet payable.

     (d) All required federal, state, and local tax returns of the Company have been accurately prepared and duly and timely filed, and all federal, state, and local taxes required to be paid with respect to the periods covered by the returns have been paid. The Company has not been delinquent in the payment of any tax or assessment.


                         SURVIVING CORPORATION

2.02. As a material inducement to the Company to execute this Agreement and perform its obligations under this Agreement, Jotan represents and warrants to the Company as follows:

     (a) Jotan is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, with corporate power and authority to own property and carry on its business as it is now being conducted.

     (b) Jotan has an authorized capitalization of $500,000.00, divided into two classes of shares, namely, 10,000,000 shares of preferred stock, each of
$.01 par value, and 40,000,000 shares of common stock, each of $.01 par value.
As of the date of this Agreement, no shares of the preferred stock and
4,750,000 shares of the common stock are validly issued and outstanding, fully paid, and nonassessable.


                              SECURITIES LAW

2.03. The parties will mutually arrange for and manage all necessary procedures under the requirements of federal, Idaho and Florida securities laws and the related supervisory commissions to the end that this plan is properly processed to comply with registration formalities, or to take full advantage of any appropriate exemptions from registration, and to otherwise be in accord with all antifraud restrictions in this area.


                    ARTICLE 3.  COVENANTS, ACTIONS, AND
                    OBLIGATIONS PRIOR TO THE EFFECTIVE DATE
                    INTERIM CONDUCT OF BUSINESS; LIMITATIONS

3.01. Except as limited by this Paragraph 3.01, pending consummation of the merger, each of the constituent corporations will carry on its business in substantially the same manner as before and will use its best efforts to maintain its business organization intact, to retain its present employees, and to maintain its relationships with suppliers and other business contacts.
Except with the prior consent in writing of Jotan, pending consummation of the merger, the Company shall not:

     (a) declare or pay any dividend or make any other distribution on its shares;

     (b)  create or issue any indebtedness for borrowed money; or

     (c) enter into any transaction other than those involved in carrying on its ordinary course of business.


                         SUBMISSION TO SHAREHOLDERS

3.02. This Agreement shall be submitted separately to the shareholders of the constituent corporations in the manner provided by the laws of the State of
Idaho and the State of Florida for approval.


                    CONDITIONS PRECEDENT TO OBLIGATIONS
                              OF THE NONSURVIVOR

3.03. Except as may be expressly waived in writing by the Company, all of the obligations of the Company under this Agreement are subject to the satisfaction, prior to or on the Effective Date, of each of the following conditions by Jotan:

     (a) The representations and warranties made by Jotan to the Company in
Article 2 of this Agreement and in any document delivered pursuant to this
Agreement shall be deemed to have been made again on the Effective Date and shall then be true and correct in all material respects. If Jotan shall have discovered any material error, misstatement, or omission in those representations and warranties on or before the Effective Date, it shall report that discovery immediately to the Company and shall either correct the error, misstatement, or omission or obtain a written waiver from the Company.

     (b) Jotan shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or on the Effective Date.

     (c) Jotan shall have delivered to the Company an opinion of counsel for
Jotan, dated the Effective Date in form and substance reasonably acceptable to the Company customary for transactions such as the Merger.

     (d) Jotan shall have delivered to the Company a certificate dated the
Effective Date executed in its corporate name by its President or any Vice
President, certifying to the satisfaction of the conditions specified in
Subparagraphs (a) and (b) of this Paragraph 3.03.

     (e) No action or proceeding by any governmental body or agency shall have been threatened, asserted, or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

     (f) All corporate and other proceedings and action taken in connection with the transactions contemplated by this Agreement and all certificates, opinions, agreements, instruments, and documents shall be satisfactory in form and substance to counsel for the Company.


                         CONDITIONS PRECEDENT TO OBLIGATIONS
                                        OF JOTAN

3.04. Except as may be expressly waived in writing by Jotan, all of the obligations of Jotan under this Agreement are subject to the satisfaction, prior to or on the Effective Date, of each of the following conditions by the
Company:

     (a) The representations and warranties made by the Company to Jotan in
Article 2 of this Agreement and in any document delivered pursuant to this
Agreement shall be deemed to have been made again on the Effective Date and shall then be true and correct. If the Company shall have discovered any material error, misstatement, or omission in those representations and warranties on or before the Effective Date, it shall report that discovery immediately to Jotan and shall either correct the error, misstatement, or omission or obtain a written waiver from Jotan.

     (b) The Company shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or on the Effective Date.

     (c) The Company shall have delivered to Jotan an opinion of counsel for the Company in form and substance reasonably acceptable to Jotan customary for transactions such as the Merger.

     (d) The Company shall have delivered to Jotan a certificate, dated the
Effective Date, executed in its corporate name by the President and Secretary of the Company and certifying to the satisfaction of the conditions specified in Subparagraphs (a) and (b) of this Paragraph 3.04.

     (e) No action or proceeding by any governmental body or agency shall have been threatened, asserted, or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.


                         ARTICLE 4.  MANNER OF CONVERTING SHARES
                                        MANNER

4.01. After the Effective Date, each holder of an outstanding certificate representing shares of the Company Common Stock may, at such stockholder's option, surrender the same to the registrar and transfer agent of the Company for cancellation, and each such holder shall be entitled to receive in exchange therefor a certificate(s) evidencing the ownership of the same number of shares of the Surviving Corporation's Stock, to which such holder is entitled under this Article 4, and as are represented by the Company certificate(s) surrendered to the registrar and transfer agent.


                                        BASIS

4.02. Upon the Effective Date, each issued and outstanding share of the
Company Common Stock and all rights in respect thereof shall be converted into one fully paid and nonassessable share of the identical class and series of the
Jotan Common Stock, and each certificate representing shares of the Company
Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of the Jotan Common Stock as are set forth in such certificate. The shareholders of the Company Common Stock are not entitled to preemptive rights upon the effectiveness of the merger.


                              SHARES OF SURVIVING CORPORATION

     4.03 The currently outstanding capital stock of Jotan comprising 4,750,000 shares of common stock, each of $.01 par value, shall be canceled such that upon consummation of the merger, the only outstanding capital stock of Jotan shall be those shares of its common stock described in Section
4.02 hereof.


                              ARTICLE 5.  DIRECTORS AND OFFICERS

                              DIRECTORS AND OFFICERS OF SURVIVOR

5.01. (a) The present Board of Directors of the Company shall continue to serve as the Board of Directors of the Surviving Corporation until the next annual meeting or until their successors have been elected and qualified.

     (b) If a vacancy shall exist on the Board of Directors of the Surviving
Corporation on the Effective Date of the merger, the vacancy may be filled by the shareholders as provided in the bylaws of the Surviving
Corporation.

     (c) All persons who as of the Effective Date of the merger shall be executive or administrative officers of the Company shall remain as officers of the Surviving Corporation until the Board of Directors of the Surviving
Corporation shall determine otherwise. The Board of Directors of the Surviving
Corporation may elect or appoint additional officers as it deems necessary.


                              ARTICLE 6.  BYLAWS

                                   BYLAWS

6.01. The bylaws of Jotan, as existing on the Effective Date of the merger, shall continue in full force as the bylaws of the Surviving
Corporation until
altered, amended, or repealed as provided in the bylaws or as provided by law.


                         ARTICLE 7.  NATURE AND SURVIVAL
                         OF WARRANTIES, INDEMNIFICATION,
                         AND EXPENSES OF NONSURVIVOR

                              NATURE AND SURVIVAL
                         OF REPRESENTATIONS AND WARRANTIES

7.01. All statements contained in any memorandum, certificate, letter, document, or other instrument delivered by or on behalf of the Company, Jotan, or the stockholders pursuant to this Agreement shall be deemed representations and warranties made by the respective parties to each other under this
Agreement. The covenants, representations, and warranties of the parties and the stockholders shall survive for a period of three years after the Effective
Date. No inspection, examination, or audit made on behalf of the parties or the stockholders shall act as a waiver of any representation or warranty made under this Agreement.


                              ARTICLE 8.  TERMINATION

                                   CIRCUMSTANCES

8.01. This Agreement may be terminated and the merger may be abandoned at any time prior to the filing of the Articles of Merger with the applicable state governmental authorities, notwithstanding the approval of the shareholders of either of the constituent corporations:

     (a) by mutual consent of the Board of Directors of the constituent corporations;

     (b) at the election of the Board of Directors of either constituent corporation if:

          (1) The number of shareholders of either constituent corporation, or of both, dissenting from the merger shall be so large as to make the merger, in the opinion of either Board of Directors,
               inadvisable or undesirable,

          (2) any material litigation or proceeding shall be instituted or threatened against either constituent corporation, or any of its assets, that, in the opinion of either Board of Directors, renders the merger inadvisable or undesirable,

          (3) any legislation shall be enacted that, in the opinion of either
               Board of Directors, renders the merger inadvisable or
               undesirable, or

          (4) between the date of this Agreement and the Effective Date, there shall have been, in the opinion of either Board of Directors, any materially adverse change in the business or condition, financial or otherwise, of either constituent corporation.


                         NOTICE OF AND LIABILITY ON TERMINATION

8.02. If an election is made to terminate this Agreement and abandon the merger:

     (a) The President or any Vice President of the constitution corporation whose Board of Directors has made the election shall give immediate written notice of the election to the other constituent corporation.

     (b) On the giving of notice as provided in the immediately preceding
Subparagraph (a), this Agreement shall terminate and the proposed merger shall be abandoned, and except for payment of its own costs and expenses incident to this Agreement, there shall be no liability on the part of either constituent corporation as a result of the termination and abandonment.


                         ARTICLE 9.  INTERPRETATION AND
ENFORCEMENT

                                   FURTHER ASSURANCES

9.01. The Company agrees that from time to time, as and when requested by the
Surviving Corporation or by its successors or assigns, it will execute and deliver or cause to be executed and delivered all deeds and other instruments.
The Company further agrees to take or cause to be taken any further or other actions as the Surviving Corporation may deem necessary or desirable to vest in, to perfect in, or to conform of record or otherwise to the Surviving
Corporation title to and possession of all the property, rights, privileges, powers, and franchises referred to in Article 1 of this Agreement, and otherwise to carry out the intent and purposes of this Agreement.

                                   NOTICES

9.02. Any notice or other communication required or permitted under this
Agreement shall be properly given when delivered by hand, addressed as follows:

     (a)  In the case of the Company, to: Jotan, Inc., 118 W.
Adams Street,
Jacksonville, Florida 32202, or to such other person or address as the Company may from time to time request in writing.

     (b)  In the case of Jotan, to: Jotan, Inc., 118 W. Adams
Street,
Jacksonville, Florida 32202, or to such other person or address as Jotan may from time to time request in writing.


                         ENTIRE AGREEMENT; COUNTERPARTS

9.03. This Agreement and the exhibits to this Agreement contain the entire agreement between the parties with respect to the contemplated transaction.
This Agreement may be executed in any number of counterparts, all of which taken together shall be deemed one original.


                              CONTROLLING LAW

9.04. The validity, interpretation, and performance of this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, this Agreement was executed on May 14,
1996.


                              JOTAN, INC., AN IDAHO CORPORATION

                              By:    /s/  Shea Ralph

ATTEST:

/s/ David Freedman
Secretary


                              JOTAN, INC., A FLORIDA CORPORATION

                              By:     /s/  Shea Ralph


ATTEST:

/s/  David Freedman
Secretary